Exhibit 99.1

PRESS RELEASE

For Immediate Release

Peerless Systems Corporation and Peerless Full Value Committee

Reach Agreement To Expand Board of Directors; Peerless Announces

Change in Annual Meeting Date

EL SEGUNDO, Calif., June 5, 2007 - Peerless Systems Corporation (Nasdaq: PRLS), a provider of advanced imaging and networking technologies and components to the digital document market, and the Peerless Full Value Committee (the "Committee"), which owns approximately 8.8% of Peerless' outstanding common stock, yesterday entered into a definitive agreement that ends the Committee's proxy solicitation.

Under the settlement agreement, the Board will be enlarged from four to five directors and Mr. Timothy E. Brog will be added to the slate of candidates nominated by the Peerless Board for election as a director at the 2007 annual meeting of stockholders. In addition, the parties agreed that in the near future, two additional independent directors will be added to the Board. Further, Peerless has changed the date of the 2007 annual meeting of stockholders from June 11, 2007 to July 9, 2007, to give stockholders additional time to consider the new slate of nominees.

Richard L. Roll, Chief Executive Officer and President of Peerless, stated, "We are pleased to have reached an agreement which will allow us to continue to focus on creating value for all stockholders and avoid a costly and time-consuming proxy contest. We are also pleased to announce that we will increase the size of the Board to add two new independent directors, in addition to Mr. Brog. We look forward to working with Mr. Brog and the two new independent directors in continuing to enhance shareholder value."

Timothy E. Brog, President of Pembridge Capital Management LLC, said, "Members of the Peerless Full Value Committee are pleased that we were able to reach an agreement with Peerless to increase the size of the Board and to add new independent directors."

The addition of Mr. Brog as a nominee to the Board will be described in a supplement to the Peerless proxy statement to be filed with the SEC and mailed to Peerless stockholders. In addition, Peerless will file the settlement agreement with the SEC as part of a current report on Form 8-K.

Information About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking technologies and components to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit Peerless’ web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Statements made by us in this press release that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Statements that use words such as we “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, changing competitive and market conditions, our reliance on certain OEM customers for significant portions of our revenues, the sufficiency of our capital resources, any adverse change in our relationship with Adobe Systems Incorporated and Novell, Inc, increased competition both from in-house OEM products and low cost offshore competitors, the impact of Microsoft’s Vista™ operating system, reduced demand for our existing monochrome technologies, the rapid changes taking place in the emerging color print devices markets, contract backlog will be realized, our ability to identify new customers or place our technology in a broader base of products, our ability to leverage core competencies and find product segments that blend well with our core business, our ability to successfully enter new software application sectors, our ability to maintain our profit objectives and create compelling margins, the tenure of the competitive advantage of our old and new technologies, our reliance on block licensing, our ability to develop and market our advanced devices and software, the validity and protection of our intellectual property rights and our ability to execute our business plan and strategic partnering transactions.

The above risks, and others, are described in further detail in our reports filed with the Securities and Exchange Commission, including, but not limited to, those described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2007, filed on April 13, 2007.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

Contacts

Peerless Systems Corporation:
John Rigali
Chief Financial Officer
(310) 297-3146

Media Contact:
Joele Frank or Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Investors Contact:
Geoff High
Pfeiffer High Investor Relations, Inc.
(303) 393-7044

Source: Peerless Systems Corporation